UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  March 25, 2009

TransTech Services Partners Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52657	20-5426668
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

445 Fifth Avenue, Suite 30H
New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 696-5977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR240.13e-4(c)))

CURRENT REPORT ON FORM 8-K

TransTech Services Partners, Inc.

March 25, 2009

Item 1.01.      Termination of Letter Of Intent with Active Response Group, Inc. and execution of binding Letter of Intent with Global Hi-Tech
         Industries Limited

On March 25, 2009, TransTech Services Partners Inc. (“TransTech”) issued a press release announcing that TransTech has terminated its LOI with Active Response Group, Inc., (“ARG”). Further, TransTech announced that it has executed a binding letter of intent with Global Hi-Tech Industries Ltd. (“GHIL”), pursuant to which TransTech will acquire GHIL, subject to the execution of definitive agreements and the receipt of requisite shareholder approval.

The press release announcing the termination of TransTech’s LOI with ARG and the execution of the binding letter of intent with TransTech and GHIL is attached hereto as Exhibit 99.1.

Item 9.01.       Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transactions.

Not applicable.

(d)          Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransTech Services Partners Inc.

Date: March 25, 2009	By:	/s/ Suresh Rajpal
Name: Suresh Rajpal
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1
Press Release of the Company, dated March 25, 2009, announcing the termination of the LOI with Active Response Group, Inc. and execution of a binding letter of intent to acquire Global Hi-Tech Industries Limited.